EXHIBIT 3.3

AMENDMENT TO THE ARTICLES OF INCORPORATION OF

ALEXANDRIA HOLDINGS, INC.

EFFECTIVE OCTOBER 14, 2005

The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that the Article I of the Articles of Incorporation shall be as follows:

“The name of the Corporation shall be “Entertainment Capital Corporation”.

Article IV of the Articles of Incorporation shall be amended to read, in part, as follows:

"The total number of shares of stock which the Corporation shall have authority to issue is 2,005,000,000 which shall consist of 2,000,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), and 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock")…...

IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 14th day of October, 2005.

ALEXANDRIA HOLDINGS, INC.
By: /s/ Steven R. Peacock Steven R. Peacock, Chief Executive Officer